Exhibit 10.1

SECOND AMENDED AND RESTATED ADVISORY AGREEMENT

THIS SECOND AMENDED AND RESTATED ADVISORY AGREEMENT (this “Agreement”), dated as of January 30, 2009, is made and entered into among CB RICHARD ELLIS REALTY TRUST, a Maryland real estate investment trust (the “Company”), CBRE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “Operating Partnership”) and CBRE ADVISORS LLC, a Delaware limited liability company (the “Advisor”).

W I T N E S S E T H

WHEREAS, the Company has elected to be taxed as a REIT (as defined below), and to invest its funds in investments permitted by the terms of the Company’s Declaration of Trust (as defined herein) and Sections 856 through 860 of the Code (as defined below);

WHEREAS, the Company is the general partner of the Operating Partnership and intends to conduct all of its business and make all investments through the Operating Partnership;

WHEREAS, the Company and the Operating Partnership desire to avail themselves of the experience, sources of information, advice, assistance and certain facilities available to the Advisor and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision of, the Board of Trustees of the Company all as provided herein;

WHEREAS, the Advisor is willing to undertake to render such services, subject to the supervision of the Board of Trustees, on the terms and conditions hereinafter set forth; and

WHEREAS, the parties hereto are party to an Amended and Restated Advisory Agreement (the “Amended Advisory Agreement”), dated as of October 24, 2006, and hereby wish to amend and restate the Amended Advisory Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1. Definitions. As used in this Agreement, the following terms have the definitions hereinafter indicated:

Acquisition Expenses. As such term is defined in the Declaration of Trust.

Acquisition Fee. The Acquisition Fee payable to the Advisor or its Affiliates as set forth in Section 8(b).

Advisor. CBRE Advisors LLC, a Delaware limited liability company, any successor advisor to the Company, or any Person to which CBRE Advisors LLC or any successor advisor subcontracts substantially all of its functions. Notwithstanding the foregoing, a Person hired or retained by CBRE Advisors LLC to perform services for the Company or the Operating Partnership that is not hired or retained to perform substantially all of the functions of CBRE Advisors LLC with respect to the Company or the Operating Partnership as a whole shall not be deemed to be an Advisor.

Affiliate or Affiliated. As such term is defined in the Declaration of Trust.

Appraised Value. As such term is defined in the Declaration of Trust.

“Bankruptcy” means, with respect to any Person, (a) the filing by such Person of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of its debts under Title 11 of the United States Code or any other federal, state or foreign insolvency law, or such Person’s filing an answer consenting to or acquiescing in any such petition, (b) the making by such Person of any assignment for the benefit of its creditors, (c) the expiration of sixty (60) days after the filing of an involuntary petition under Title 11 of the Unites States Code, an application for the appointment of a receiver for a material portion of the assets of such Person, or an involuntary petition seeking liquidation, reorganization, arrangement or readjustment of its debts under any other federal, state or foreign insolvency law, provided that the same shall not have been vacated, set aside or stayed within such 60-day period, (d) the entry against it of a final and non-appealable order for relief under any bankruptcy, insolvency or similar law now or hereinafter in effect, (e) the attachment or other judicial seizure of all or substantially all of its assets, which remains pending, (f) its acknowledgement in writing of its inability to pay its debts as they come due, (g) its entry into an offer of settlement, extension or composition to its creditors generally, (h) its taking any action for the purpose of effecting any of the foregoing, or (i) a determination by the Board, in its reasonable discretion, that such Person is bankrupt, insolvent or otherwise unable to pay its debts as they come due.

Board of Trustees or Board. The persons holding such office, as of any particular time, under the Declaration of Trust of the Company, whether they be the Trustees named therein or additional or successor Trustees.

Book Value. As such term is defined in the Declaration of Trust.

Bylaws. The Amended and Restated Bylaws of the Company, as amended from time to time.

Cause. With respect to the termination of this Agreement, (i) fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by the Advisor, (ii) a material breach of this Agreement by the Advisor which remains uncured after 30 days’ written notice, (iii) the Bankruptcy or insolvency of the Advisor, CB Richard Ellis Investors L.L.C. and/or CB Richard Ellis Group, Inc. (collectively the “Sponsor Entities”), or (iv) there is a dissolution of any of the Sponsor Entities.

Class B Interest. As such term is defined in Section 8(e).

Code. Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

Common Shares. Any of the Company’s common shares of beneficial interest, par value $0.01 per share.

Company. As such term is defined in the preamble of this Agreement.

Competitive Real Estate Commission. As such term is defined in the Declaration of Trust.

Contract Purchase Price. As such term is defined in the Declaration of Trust.

Dealer Manager. As such term is defined in the Declaration of Trust.

Declaration of Trust. The Second Amended and Restated Declaration of Trust of the Company under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended from time to time.

Effective Date. As such term is defined in the Declaration of Trust.

GAAP. Generally accepted accounting principles as in effect in the United States of America from time to time.

Gross Proceeds. As such term is defined in the Declaration of Trust.

Independent Appraiser. As such term is defined in the Declaration of Trust.

Independent Trustee. As such term is defined in the Declaration of Trust.

Investment Management Fee. The Investment Management Fee payable to the Advisor as defined in Section 8(a).

Joint Ventures. As such term is defined in the Declaration of Trust.

Mortgage. As such term is defined in the Declaration of Trust.

Net Income. As such term is defined in the Declaration of Trust.

Net Operating Income. Equal to (i) revenues from Properties, less deferred rents receivable, calculated, in each case, in accordance with GAAP, plus (ii) payments received pursuant to master lease agreements with sellers of Properties, less (iii) the costs of maintaining the Properties, including, without limitation, taxes, insurance, repairs and maintenance, but excluding depreciation, amortization, principal and interest payments, and capital expenditures, calculated, in each case, in accordance with GAAP.

Net Sales Proceeds. As such term is defined in the Declaration of Trust.

Offering. As such term is defined in the Declaration of Trust.

Operating Expenses. All costs and expenses of every character paid or incurred by the Company as determined under generally accepted accounting principles, that are in any way related to the operation of the Company or to Company business, including advisory fees, but excluding (i) the expenses of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and tax incurred in connection with the issuance, distribution, transfer, registration and listing of the Shares, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) Acquisition Expenses, (vi) real estate commissions on the Sale of Property, and (vii) other fees and expenses connected with the acquisition and disposition of real estate interests, mortgage loans or other property.

Operating Partnership. As such term is defined in the preamble of this Agreement.

Operating Partnership Agreement. As such term is defined in the Declaration of Trust.

Organizational and Offering Expenses. As such term is defined in the Declaration of Trust.

Person. As such term is defined in the Declaration of Trust.

Property or Properties. As such term is defined in the Declaration of Trust.

Property Management, Leasing and Construction Fees. The Property Management, Leasing and Construction Fees payable to the Advisor or its Affiliates as set forth in Section 8(c).

Prospectus. As such term is defined in the Declaration of Trust.

Real Estate Commission Fee on Sale of Property. The Real Estate Commission Fees on Sale of Property payable to the Advisor or its Affiliates as set forth in Section 8(d).

REIT. A real estate investment trust under Section 856 of the Code.

Sale or Sales. As such term is defined in the Declaration of Trust.

Securities. As such term is defined in the Declaration of Trust.

Shareholders. The record holders of the Company’s Shares as maintained in the Advisor’s books and records.

Shares. Any of the Company’s shares of beneficial interest of any class or series, including the Common Shares.

Soliciting Dealers. As such term is defined in the Declaration of Trust.

Termination Date. The date of termination of the Agreement.

Total Assets. As such term is defined in the Declaration of Trust.

Trustee. A member of the Board of Trustees of the Company.

2%/25% Guidelines. The requirement pursuant to the North American Securities Administrators Association, Inc.’s Statement of Policy Regarding Real Estate Investment Trusts, as amended from time to time, that, in any 12 month period, total Operating Expenses not exceed the greater of 2% of the Company’s Average Invested Assets during such 12 month period or 25% of the Company’s Net Income over the same 12 month period.

2. Appointment. Each of the Company and the Operating Partnership hereby appoints the Advisor to serve as its advisor on the terms and conditions set forth in this Agreement, and the Advisor hereby accepts such appointment.

3. Duties of the Advisor. The Advisor undertakes to use its best efforts to present to the Company potential investment opportunities and to provide a continuing and suitable investment program consistent with the investment objectives and policies of the Company as determined and adopted from time to time by the Board. The Advisor shall devote sufficient resources to the administration of the Company to discharge its obligations hereunder. In performance of this undertaking, subject to the supervision of the Board and consistent with the provisions set forth herein and in Declaration of Trust and Bylaws of the Company, the Advisor shall, either directly or by engaging an Affiliate:

(a) serve as the Company’s investment and financial advisor and provide research and economic and statistical data in connection with the Company’s assets and investment policies;

(b) provide the daily management of the Company and perform and supervise the various administrative functions reasonably necessary for the management of the Company;

(c) maintain and preserve the books and records of the Company, including share books and records reflecting a record of the Shareholders and their ownership of the Company’s uncertificated Shares;

(d) investigate, select, and, on behalf of the Company, engage and conduct business with such Persons as the Advisor deems necessary to the proper performance of its obligations hereunder, including but not limited to consultants, accountants, correspondents, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, real estate management companies, real estate operating companies, securities investment advisors, mortgagors, and any and all agents for any of the foregoing, including Affiliates of the Advisor, and Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services, including but not limited to entering into contracts in the name of the Company with any of the foregoing;

(e) consult with the officers and the Board of the Company and assist the Board in the formulation and implementation of the Company’s financial policies, and, as necessary, furnish the Board with advice and recommendations with respect to the making of investments consistent with the investment objectives and policies of the Company and in connection with any borrowings proposed to be undertaken by the Company;

(f) subject to the provisions of Sections 3(h) and 4 hereof, (i) locate, analyze and select potential investments in Properties, (ii) structure and negotiate the terms and conditions of transactions pursuant to which investment in Properties will be made; (iii) make investments in Properties on behalf of the Company or the Operating Partnership in compliance with the investment objectives and policies of the Company; (iv) arrange for financing and refinancing and make other changes in the asset or capital structure of, and dispose of, reinvest the proceeds from the sale of, or otherwise deal with the investments in, Property; (v) enter into leases and service contracts for Property and, to the extent necessary, perform all other operational functions for the maintenance and administration of such Property; (vi) select Joint Venture partners, structure corresponding agreements and oversee and monitor these relationships; (vii) oversee Affiliated and non-Affiliated Persons with whom the Advisor contracts to perform certain of the services required to be performed under this Agreement; (viii) manage accounting and other record keeping functions for the Company and the Operating Partnership; and (ix) recommend liquidity events to the Board when appropriate;

(g) provide the Board with periodic reports regarding prospective investments in Properties;

(h) obtain the prior approval of the Board (including a majority of all Independent Trustees) for any and all investments in, or financings or dispositions of, Properties, except as described herein;

(i) negotiate on behalf of the Company with banks or lenders for loans to be made to the Company, and negotiate on behalf of the Company with investment banking firms and broker-dealers or negotiate private sales of Shares and Securities or obtain loans for the Company, but in no event in such a way so that the Advisor shall be acting as broker-dealer or underwriter; and provided, further, that any fees and costs payable to third parties incurred by the Advisor in connection with the foregoing shall be the responsibility of the Company;

(j) obtain reports (which may be prepared by the Advisor or its Affiliates), where appropriate, concerning the value of investments or contemplated investments of the Company in Properties;

(k) from time to time, or at any time reasonably requested by the Board, make reports to the Board of its performance of services to the Company under this Agreement, including reports with respect to potential conflicts of interest involving the Advisor or any of its Affiliates;

(l) provide the Company with all necessary cash management services;

(m) do all things necessary to assure its ability to render the services described in this Agreement;

(n) deliver to or maintain on behalf of the Company copies of all appraisals obtained in connection with the investments in Properties; and

(o) notify the Board of all proposed material transactions before they are completed.

Notwithstanding the foregoing, the Advisor may delegate any of the foregoing duties to any Person so long as the Advisor or any Affiliate remains responsible for the performance of the duties set forth in this Section 3.

4. Authority of Advisor.

(a) Pursuant to the terms of this Agreement (including the restrictions included in this Section 4 and in Section 7), and subject to the continuing and exclusive authority of the Board over the management of the Company, the Board hereby delegates to the Advisor the authority to (1) locate, analyze and select investment opportunities, (2) structure the terms and conditions of transactions pursuant to which investments will be made or acquired for the Company or the Operating Partnership, (3) acquire Properties in compliance with the investment objectives and policies of the Company, (4) arrange for financing or refinancing of Properties, (5) enter into leases and service contracts for the Company’s Properties, including oversight of Affiliated companies that perform property management services for the Company, (6) oversee non-affiliated property managers and other non-affiliated Persons who perform services for the Company; and (7) undertake accounting and other record-keeping functions at the Property level.

(b) Notwithstanding the foregoing, any investment in Properties, including any acquisition of Property by the Company or the Operating Partnership (as well as any financing acquired by the Company or the Operating Partnership in connection with such acquisition), will require the prior approval of the Board. The Company shall not purchase or lease properties in which the Advisor or its Affiliates has an interest without a determination by a majority of the Board, including a majority of any Independent Trustees not otherwise interested in such transaction, that such transaction is fair and commercially reasonable to the Company and at a price to the Company no greater than the cost of the property to the Advisor or its Affiliates, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event shall the Company acquire any such property at an amount in excess of its current Appraised Value. The Company shall not sell or lease properties to the Advisor or its Affiliates or to the Company’s Trustees unless a majority of the Board; including a majority of any Independent Trustees not otherwise interested in the transaction, determine the transaction is fair and reasonable to the Company.

(c) If a transaction requires approval by the Independent Trustees, the Advisor will deliver to the Independent Trustees all documents required by them to properly evaluate the proposed investment in the Property.

The Board may, at any time upon the giving of notice to the Advisor, modify or revoke the authority set forth in this Section 4. If and to the extent the Board so modifies or revokes the authority contained herein, the Advisor shall henceforth submit to the Board for prior approval such proposed transactions involving investments in Property as thereafter require prior approval, provided however, that such modification or revocation shall be effective upon receipt by the Advisor and shall not be applicable to investment transactions to which the Advisor has committed the Company prior to the date of receipt by the Advisor of such notification.

There shall be no limitation on any shareholder, director, trustee, officer, employee or Affiliate of the Advisor serving as a Trustee or any officer of the Company, except that no employee of the Advisor or its Affiliates who also is a Trustee or officer of the Company shall receive any compensation from the Company for serving as a Trustee or officer other than for reasonable reimbursement for travel and related expenses incurred in attending meetings of the Board.

5. Bank Accounts. The Advisor may establish and maintain one or more bank accounts in its own name for the account of the Company or in the name of the Company and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company, under such terms and conditions as the Board may approve, provided that no funds shall be commingled with the funds of the Advisor; and the Advisor shall from time to time render appropriate accountings of such collections and payments to the Board and to the auditors of the Company.

6. Records; Access. The Advisor shall maintain appropriate records of all its activities hereunder and make such records available for inspection by the Board and by counsel, auditors and authorized agents of the Company, at any time or from time to time during normal business hours. The Advisor shall at all reasonable times have access to the books and records of the Company.

7. Limitations on Activities. Anything else in this Agreement to the contrary notwithstanding, the Advisor shall refrain from taking any action which, in its sole judgment made in good faith, would (a) adversely affect the qualification of the Company as a REIT under the Code, (b) subject the Company to regulation under the Investment Company Act of 1940, as amended, or (c) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company, its Shares or its Securities, or otherwise not be permitted by the Declaration of Trust or Bylaws of the Company, except if such action shall be ordered by the Board, in which case the Advisor shall notify promptly the Board of the Advisor’s judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Board. In such event the Advisor shall have no liability for acting in accordance with the specific instructions of the Board so given. Notwithstanding the foregoing, the Advisor, its directors, officers, employees and members, and the partners, directors, officers, members and stockholders of the Advisor’s Affiliates shall not be liable to the Company or to the Board or Shareholders for any act or omission by the Advisor, its directors, officers, members or employees, or stockholders, directors or officers of the Advisor’s Affiliates except as provided in Sections 18 and 19 of this Agreement.

8. Fees.

(a) Investment Management Fee. The Advisor shall be paid as compensation for the advisory services rendered to the Company hereunder an investment management fee (the “Investment Management Fee”). The Investment Management Fee shall be payable in cash or stock, subject to certain restrictions, at the option of the Advisor, and may be deferred or waived, in whole or in part, from time to time, by the Advisor (without interest). The Investment Management Fee will consist of (i) a monthly fee equal to one twelfth of 0.5% of the aggregate cost (before non-cash reserves and depreciation) of all real estate investments within the Company’s portfolio and (ii) a monthly fee equal to 5.0% of the aggregate monthly Net Operating Income derived from all real estate investments within the Company’s portfolio. The Investment Management Fee shall be calculated monthly, and the Investment Management Fee calculated with respect to each month shall be payable monthly in arrears within ten days from the end of each calendar month during the term hereof.

In the event that a fee payable by the Company to the Advisor between the Effective Date and Listing pursuant to this Section 8(a) cannot be paid in full due to the restrictions in Section 11, then the unpaid portion of the fee shall be deferred until such time as it may be paid in a later period without restriction under Section 11.

(b) Acquisition Fees. The Advisor or its Affiliates shall receive as compensation for services rendered in connection with the investigation, selection and acquisition (by purchase, investment or exchange) of Property an Acquisition Fee payable by the Company. The Advisor or its Affiliates shall be paid up to 1.5% of (i) the Contract Purchase Price of Property acquired by the Company, including any debt attributable to such investments, or (ii) when the Company makes an investment indirectly through another entity, such investment’s pro rata share of the gross asset value of Property held by that entity. However, the total of all Acquisition Fees and Acquisition Expenses payable with respect to any Property or Properties shall not exceed an amount equal to 6% of the Contract Purchase Price, or in the case of a Mortgage, 6% of the funds advanced, provided, however, that a majority of the Board of Trustees (including a majority of the Independent Trustees) not otherwise interested in the transaction may approve fees and expenses in excess of this limit if they determine the transaction to be commercially competitive, fair and reasonable to the Company.

(c) Property Management, Leasing and Construction Fees. The Advisor or its Affiliates shall receive as compensation for services rendered with respect to any Property, Property Management, Leasing and Construction Fees based upon the customary property management, leasing and construction supervision fees applicable to the geographic location and type of a Property. Such fees for each service provided shall range from 2% to 5% of gross revenues received from a Property the Company owns.

(d) Real Estate Commission Fee on Sale of Property. The Company shall pay the Advisor or its Affiliates a Real Estate Commission Fee upon Sale of one or more Properties, in an amount equal to the lesser of (i) one-half of the Competitive Real Estate Commission, or (ii) 3% of the sales price of such Property or Properties. Payment of such fee may be made only if the Advisor or its Affiliates provides a substantial amount of services in connection with the Sale of Property or Properties, as determined by a majority of the Independent Trustees. In addition, the amount paid when added to all other real estate commissions paid to unaffiliated parties in connection with such Sale shall not exceed the lesser of the Competitive Real Estate Commission or an amount equal to 6% of the sales price of such Property or Properties.

(e) Operating Partnership Interests. An Affiliate of the Advisor has been issued one Class B limited partnership interest in the Operating Partnership (the “Class B Interest”). The holder of the Class B Interest is entitled to distributions as set forth in the Operating Partnership Agreement of the Operating Partnership. The Class B Interest is subject to redemption in the event of termination of this Agreement as described in the Operating Partnership Agreement of the Operating Partnership.

(f) Loans. Except as set forth in the Declaration of Trust, the Company shall not make any loans to the Advisor or its Affiliates or to the Company’s Trustees.

(g) Review of Fee Structure and Advisor Performance. From the Effective Date until Listing, the Independent Trustees shall review the fees and expenses and the performance of the Advisor at least annually in the manner set forth in the Declaration of Trust.

9. Expenses.

(a) In addition to the compensation paid to the Advisor pursuant to Section 8 hereof, the Company shall pay directly or reimburse the Advisor for all of the expenses paid or incurred by the Advisor in connection with the services it provides to the Company pursuant to this Agreement, including, but not limited to:

(i) the Company’s Organizational and Offering Expenses; provided, however, that the total amount of all Organizational and Offering Expenses shall be reasonable and shall in no event exceed 15% of the Gross Proceeds of each Offering;

(ii) the annual cost of goods and materials used by the Company, including brokerage fees paid in connection with the purchase and sale of securities;

(iii) administrative services including personnel costs; and

(iv) Acquisition Expenses, disposition expenses, financing expenses, and Operating Expenses.

(b) Expenses incurred by the Advisor on behalf of the Company and payable pursuant to this Section 9 shall be reimbursed no less than monthly to the Advisor. The Advisor shall prepare a statement documenting the expenses of the Company during each quarter, and shall deliver such statement to the Company within 45 days after the end of each quarter.

10. Other Services. Except as set forth in the Declaration of Trust and herein, the Company shall not accept goods or services from the Advisor or its Affiliates.

11. Reimbursement to the Advisor. The Company shall not reimburse the Advisor at the end of any fiscal quarter Operating Expenses that, in the four consecutive fiscal quarters then ended (the “Expense Year”) exceed (the “Excess Amount”) the greater of 2% of Average Invested Assets or 25% of Net Income (the “2%/25% Guidelines”) for such year. Any Excess Amount paid to the Advisor during a fiscal quarter shall be repaid to the Company, or, at the option of the Company, subtracted from the Total Operating Expenses reimbursed during subsequent fiscal quarters. If there is an Excess Amount in any Expense Year and the Independent Trustees determine that such excess was justified, based on unusual and nonrecurring factors which they deem sufficient, the Excess Amount may be carried over and included in Operating Expenses in subsequent Expense Years, and reimbursed to the Advisor in one or more of such years, provided that Operating Expenses in any Expense Year, including any Excess Amount to be paid to the Advisor, shall not exceed the 2%/25% Guidelines. Within 60 days after the end of any fiscal quarter of the Company for which total Operating Expenses for the Expense Year exceed the 2%/25% Guidelines, there shall be sent to the stockholders a written disclosure of such fact, together with an explanation of the factors the Independent Trustees considered in determining that such excess expenses were justified. Such determination shall be reflected in the minutes of the meetings of the Board of Trustees. The Company will not reimburse the Advisor or its Affiliates for services for which the Advisor or its Affiliates are entitled to compensation in the form of a separate fee. All figures used in the foregoing computation shall be determined in accordance with generally accepted accounting principles applied on a consistent basis.

12. Other Activities of the Advisor. Nothing herein contained shall prevent the Advisor or any of its Affiliates from engaging in or earnings fees from other activities, including, without limitation, the rendering of advice to other Persons (including other REITs) and the management of other programs advised, sponsored or organized by the Advisor or its Affiliates; nor shall this Agreement limit or restrict the right of any director, officer, employee, or stockholder of the Advisor or its Affiliates to engage in or earn fees from any other business or to render services of any kind to any other partnership, corporation, firm, individual, trust or association. The Advisor may, with respect to any investment in which the Company is a participant, also render advice and service to each and every other participant therein. The Advisor shall report to the Board the existence of any condition or circumstance, existing or anticipated, of which it has knowledge, which creates or could create a conflict of interest between the Advisor’s obligations to the Company and its obligations to or its interest in any other partnership, corporation, firm, individual, trust or association. The Advisor or its Affiliates shall promptly disclose to the Board knowledge of such condition or circumstance.

The Advisor shall be required to use its reasonable efforts to present a continuing and suitable investment program to the Company which is consistent with the investment policies and objectives of the Company, but neither the Advisor nor any Affiliate of the Advisor shall be obligated generally to present any particular investment opportunity to the Company even if the opportunity is of a character which, if presented to the Company, could be taken by the Company.

From the Effective Date until Listing, in the event that the Advisor is presented with a potential investment which might be made by the Company and by another investment entity which the Advisor advises or manages, then the entity that has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity. Investment opportunities sourced directly by the Advisor and suitable for the Company will first be presented to the Company before being offered to other programs or accounts. In determining whether or not such an investment opportunity is suitable for more than one program or account, the Advisor shall examine, among others, the following factors: (i) the degree to which the potential acquisition meets the investment objectives and parameters of each program or account; (ii) the amount of funds available to each program or account and the length of time such funds have been available for investment; (iii) the effect of the acquisition both on diversification of each program’s or account’s investments by type of property and geographic area, and on diversification of the tenants of its properties; (iv) the policy of each program or account relating to leverage of properties; (v) the anticipated cash flow of each program or account; (vi) the income tax effects of the purchase of each program or account; and (vii) the size of the investment.

If a subsequent event or development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of the Board and the Advisor, to be more appropriate for a program or account other than the program or account that committed to make the investment, the Advisor may determine that another program or account affiliated with the Advisor will make the investment. The Board has a duty to ensure that the method used by the Advisor for the allocation of the acquisition of properties by two or more affiliated programs seeking to acquire similar types of properties shall be reasonable, and has concluded that the procedures described above are reasonable; such procedures will be reviewed regularly by the Board.

13. Relationship of Advisor and Company. The Company and the Advisor are not partners or joint venturers with each other, and nothing in this Agreement shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.

14. Term. This Agreement shall continue in force for a period of one year from the date hereof, subject to an unlimited number of successive one-year renewals upon mutual consent of the parties. It is the duty of the Board to evaluate the performance of the Advisor annually before renewing the Agreement, and each such renewal shall be for a term of no more than one year.

15. Termination. This Agreement may be terminated upon 60 days written notice without Cause or penalty, by either party (upon approval of a majority of the Independent Trustees of the Company or by the Advisor, as the case may be). This Agreement may be terminated immediately (i) by the Company for Cause or (ii) by the Advisor for a material breach of this Agreement by the Company which remains uncured after 10 days’ written notice or the bankruptcy of the Company.

16. Assignment to an Affiliate. This Agreement may be assigned by the Advisor to an Affiliate with the approval of a majority of the Board (including a majority of the Independent Trustees). The Advisor may assign any rights to receive fees or other payments under this Agreement without obtaining the approval of the Board. This Agreement shall not be assigned by the Company without the consent of the Advisor, except in the case of an assignment by the Company to a corporation or other organization which is a successor to all of the assets, rights and obligations of the Company, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Company is bound by this Agreement.

17. Payments to and Duties of Advisor upon Termination. Payments to the Advisor pursuant to this Section 17 shall be subject to the 2%/25% Guidelines to the extent applicable.

(a) After the Termination Date, the Advisor shall not be entitled to compensation for further services hereunder except it shall be entitled to receive from the Company within 30 days after the effective date of such termination all unpaid reimbursements of expenses and all earned but unpaid fees payable to the Advisor prior to termination of this Agreement.

(b) The Advisor shall promptly upon termination:

(i) pay over to the Company all money collected and held for the account of the Company pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

(ii) deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;

(iii) deliver to the Board all assets, including Properties, and documents of the Company then in the custody of the Advisor; and

(iv) cooperate with the Company to provide an orderly management transition.

18. Indemnification by the Company. The Company shall indemnify and hold harmless the Advisor and its Affiliates, including their respective officers, directors, partners and employees (the “Indemnitees”), from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, subject to any limitations imposed by the laws of the State of Maryland, the Declaration of Trust of the Company or the limitations set forth below. Notwithstanding the foregoing, the Advisor shall not be entitled to indemnification or be held harmless pursuant to this Section 18 for any activity which the Advisor shall be required to indemnify or hold harmless the Company pursuant to Section 19. Any indemnification of the Advisor may be made only out of the net assets of the Company and not from Shareholders.

The Company may indemnify and hold harmless Indemnitees pursuant to this Section 18 subject to the following limitations:

(a) The Company shall indemnify and hold harmless an Indemnitee against any or all losses or liabilities reasonably incurred by the Indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company in such capacity, provided, that the Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company. The Company shall not indemnify or hold harmless the Indemnitee if: (a) in the case that the Indemnitee is a Trustee (other than an Independent Trustee), an Advisor or an Affiliate, the loss or liability was the result of negligence or misconduct by the Indemnitee, or (b) in the case that the Indemnitee is an Independent Trustee, the loss or liability was the result of gross negligence or willful misconduct by the Indemnitee. Any indemnification of expenses or agreement to hold harmless may be paid only out of the net assets of the Company, and no portion may be recoverable from the shareholders.

(b) The Company shall not provide indemnification to any Trustee, Advisor, Affiliate or broker-dealer for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (a) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the Indemnitee, (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (c) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities were offered or sold as to indemnification for violations of securities laws.

(c) The Company shall pay or reimburse reasonable legal expenses and other costs incurred by an Indemnitee in advance of final disposition of a proceeding if all of the following are satisfied: (i) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Company, (ii) the Indemnitee provides the Company with written affirmation of the Indemnitee’s good faith belief that the Indemnitee has met the standard of conduct necessary for indemnification by the Company as authorized by this Section 18, (iii) the legal proceeding was initiated by a third party who is not a shareholder or, if by a shareholder of the Company acting in his or her capacity as such, a court of competent jurisdiction approves such advancement, and (iv) the Indemnitee provides the Company with a written agreement to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct and is not entitled to indemnification.

19. Indemnification by Advisor. The Advisor shall indemnify and hold harmless the Company from contract or other liability, claims, damages, taxes or losses and related expenses including attorneys’ fees, to the extent that such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and are incurred by reason of the Advisor’s bad faith, fraud, willful misfeasance, gross negligence or reckless disregard of its duties, but the Advisor shall not be held responsible for any action of the Board of Trustees in following or declining to follow any advice or recommendation given by the Advisor.

20. Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Declaration of Trust, the Bylaws, or accepted by the party to whom it is given, and shall be given by being delivered by hand or by overnight mail or other overnight delivery service to the addresses set forth herein:

To the Board, the Company and the Operating Partnership:	CB Richard Ellis Realty Trust
17 Hulfish Street, Suite 280
Princeton, NJ 08542

To the Advisor:	CBRE Advisors LLC
515 South Flower Street, Suite 3100
Los Angeles, California 90071

Either party may at any time give notice in writing to the other party of a change in its address for the purposes of this Section 20.

21. Modification. This Agreement shall not be changed, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by both parties hereto, or their respective successors or assignees.

22. Severability. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

23. Construction. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York, notwithstanding any New York or other conflict-of-law provisions to the contrary.

24. Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

25. Indulgences, not Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

26. Gender. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

27. Titles not to Affect Interpretation. The titles of paragraphs and subparagraphs contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

28. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

29. Voting of Shares. From the Effective Date until Listing, neither the Trustees, the Advisor nor their Affiliates will vote or consent to the voting of Shares they own on the date hereof or hereafter acquire on matters submitted to the Shareholders regarding either (1) the removal of the Advisor, any Trustee or any Affiliate, or (2) any transaction between the Company or the Operating Partnership and the Advisor, any Trustee or any Affiliate.

[Signatures appear on next page.]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Advisory Agreement as of the date and year first above written.

CB RICHARD ELLIS REALTY TRUST

By:	/s/ Jack Cuneo
Name:	Jack Cuneo
Title:	President and Chief Executive Officer

CBRE OPERATING PARTNERSHIP, L.P.

By:	CB Richard Ellis Realty Trust, as general partner

By:	/s/ Jack Cuneo
Name:	Jack Cuneo
Title:	President and Chief Executive Officer

CBRE ADVISORS LLC

By:	/s/ Jack Cuneo
Name:	Jack Cuneo
Title:	President and Chief Executive Officer